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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2002

                                 ESG RE LIMITED
             (Exact Name of Registrant as Specified in its Charter)

         Bermuda                       000-23481                Not Applicable
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


           16 Church Street                                  Not Applicable
        Hamilton HM11, Bermuda                                 (Zip Code)
(Address of Principal Executive Offices)

                                 (441) 295-2185
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5. OTHER EVENTS.

The Company announced today that it will take a reserve of $8 million against its investment in 4Sigma Ltd., the German disease and demand management company as at December 31, 2001.

ITEM 7. EXHIBITS. Exhibit 99 Press Release dated January 31, 2002 is attached.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 31, 2002

                                             ESG RE LIMITED

                                             By: s/Margaret L. Webster
                                                 -------------------------------
                                                 Margaret L. Webster
                                                 Chief Administrative Officer